Exhibit 8.1

May 23, 2011

Seaspan Corporation

Unit 2, 7th Floor Bupa Centre

141 Connaught Road West

Hong Kong

China

Re:	Seaspan Corporation

Ladies and Gentlemen:

We have acted as counsel for Seaspan Corporation, an entity organized and existing under the laws of the Republic of The Marshall Islands (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of a preliminary prospectus supplement dated May 19, 2011 pursuant to Rule 424(b)(5) (the “Preliminary Prospectus Supplement”) and a final prospectus supplement dated May 20, 2011 pursuant to Rule 424(b)(5) (the “Prospectus Supplement”) to that certain registration statement on Form F-3 which became effective on August 30, 2010 (such registration statement, together with the Preliminary Prospectus Supplement and the Prospectus Supplement, the “Registration Statement”), for the offering and sale of up to 4,000,000 shares of 9.5% Series C Cumulative Redeemable Perpetual Preferred Stock (“Series C Preferred Shares”) of the Company.

You have requested our opinion regarding certain United States federal income tax considerations that may be relevant to prospective holders of Series C Preferred Shares. In rendering our opinion, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in (i) the Registration Statement, (ii) the certificate of the Company and certain of its affiliates (the “Tax Certificate”) and (iii) such other documents, certificates, records and factual representations made by the Company as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matters set forth in any of the foregoing.

In addition, we have assumed, with your permission, (i) that the statements concerning the Company and its operations contained in the Registration Statement, and the representations made by the Company, and certain of its affiliates in the Tax Certificate, are true, correct and complete and will remain true, correct and complete at all relevant times and (ii) the authenticity of the original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing and subject to the limitations, qualifications, assumptions and caveats set forth herein, we (i) hereby confirm our opinions set forth in the Prospectus Supplement under the heading “Material U.S. Federal Income Tax Considerations” and (ii) are of the opinion that the discussion in the Prospectus Supplement under the heading “Business—Taxation of the

May 23, 2011

Company—United States Taxation,” insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters, is an accurate discussion of such U.S. federal income tax matters in all material respects. This opinion addresses only the matters of the United States federal income taxation specifically described under the headings “Material U.S. Federal Income Tax Considerations” and “Business—Taxation of the Company—United States Taxation” in the Prospectus Supplement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may be relevant to prospective holders of Series C Preferred Shares.

We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” and “Material U.S. Federal Income Tax Considerations” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Perkins Coie LLP Perkins Coie LLP